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                                                                   EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT ("Agreement") is made this 20th day of September, 1999, between Birmingham Steel Corporation, a Delaware corporation (the "Company"), and Kevin E. Walsh ("Executive").

                                   RECITALS
                                   --------

     WHEREAS, the Company desires to continue to employ Executive on the conditions set forth below, and to obtain from Executive certain covenants and agreements more fully described below, which covenants and agreements are intended by the parties to inure to the benefit of the Executive and his heirs or legal representatives, and the Company and any of its affiliates, subsidiaries, successors and assigns; and

     WHEREAS, Executive will or may be entrusted with confidential and proprietary business and/or technical information of the Company, trained and instructed with respect to the Company's business and operations, and met and developed relationships with the Company's clients and customers; and

     WHEREAS, Executive desires to accept such continued employment, subject to all the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the mutual covenants and agreements set forth below, the parties, each intending to be legally bound, covenant and agree as follows:

     1.   Employment.  The Company hereby agrees to continue to employ
          ----------
Executive, and Executive hereby accepts such continued employment upon the terms and conditions set forth in this Agreement.

     2.   Duties.  During the Employment Period (as hereinafter defined), the
          ------
Executive shall serve as Executive Vice President and Chief Financial Officer of the Company (or such other position as shall be agreed by Executive) and with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities as may from time to time be assigned to him by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company; provided that such other duties assigned to Executive shall be consistent with Executive's basic duties and position as Executive Vice President and Chief Financial Officer and will not require Executive to violate any laws. Executive shall report directly to the Chief Executive Officer of the Company. Executive shall, at all times during employment, devote substantially all of his business time, attention, energies, efforts and skills, with
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undivided loyalty to the business of the Company, and use his best efforts to promote the interest and business of the Company. While employed with the Company, Executive shall not be engaged in any other business activity in competition with the Company, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Such prohibition against engaging in other business activities shall not preclude Executive from attending to personal business and investments or from involvement with professional, civic and charitable organizations, as long as such participation does not interfere with Executive's duties to the Company. Notwithstanding the foregoing, Executive shall not be precluded from serving with prior approval of the Company, on the Board of Directors of other companies or trade organizations.

     3.   Employment Period.  Unless and until this Agreement is terminated
          -----------------
pursuant to Paragraph 11 hereof, the Company shall employ the Executive for the period commencing on September 20, 1999 (the "Effective Date") and ending on the fifth anniversary of the Effective Date. The term of this Agreement may be extended as mutually agreed by the parties hereto; provided, however, that the
                                                   --------  -------
Company shall notify the Executive at least 180 days prior to the end of the term, including any extension thereof, of the Company's desire not to extend or further extend the term of this Agreement. The period during which the Executive is employed pursuant to this Agreement, including any extension thereof, shall be referred to as the "Employment Period."

     4.   Compensation and Related Matters.
          --------------------------------

          (a)  Base Salary.  The annual base salary payed to the Executive under
               -----------
this Paragraph 4, as the same may be increased from time to time, shall hereinafter be referred to as the "Base Salary." During the Employment Period, the Executive shall receive an initial annual base salary of $275,000. The Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. Base Salary shall be reviewed at least annually and Executive considered for any increase in Base Salary as the Company may determine to be appropriate, but Base Salary shall not be decreased during the term of this Agreement except (prior to a Change in Control of the Company only) commensurate with a reduction in senior executive salaries generally.

          (b)  Bonus.  During the Employment Period, the Executive shall be
               -----
eligible to receive cash bonuses as part of the Company's Management Incentive Bonus Plan as in effect on the date of this Agreement (or such other plan or arrangement as shall be generally made available to senior executives) at 50% of Base Salary for achievement of 100% of target goals.

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          (c)  Executive Retirement and Compensation Deferral Plan.  Executive
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shall be entitled to participate in the Company's Executive Retirement and
Compensation Deferral Plan pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally.

          (d)  401(k) Plan and Stock Accumulation Plan(s).  Executive shall be
               ------------------------------------------
entitled to participate in the Company's 401(k) Plan and the Stock Accumulation Plan(s) pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally.

          (e)  Stock Option Plan(s).  Executive shall be entitled to participate
               --------------------
in the Company's stock option plan(s) pursuant to the terms and conditions thereof (including any terms and conditions of such plan relating to the accelerated vesting of stock options upon a Change in Control) and on terms at least as favorable as those provided to the Company's executives generally.

          (f)  Welfare Benefit Plans and Fringe Benefits.  Executive shall be
               -----------------------------------------
entitled to participate in the Company's medical and dental plans, group life, accidental death and travel accident insurance plans and disability insurance plans pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any general employee benefit plan or program from time to time; provided such amendment applies to senior executives generally and does not reduce any benefits accrued prior to the date of such amendment. Executive shall be entitled to all fringe benefits that are available to the Company's executives generally.

          (g)  Vacation.  Executive shall be entitled to twenty-five (25) days
               --------
of vacation during the initial year of employment and each year of full employment thereafter, exclusive of legal holidays, as long as the scheduling of the Executive's vacation does not interfere with the Company's normal business operations.

          (h)  Reimbursement of Expenses.  Executive may from time to time until
               -------------------------
Termination of this Agreement incur various business expenses customarily incurred by persons holding positions of like responsibility, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment period, the Company shall reimburse the Executive for such reasonable expenses from time to time, and the Executive shall

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account for his expenses in accordance with the practices applicable to other senior executives of the Company.

          (i)  Relocation; Reimbursement of Relocation Expenses.  The Executive
               ------------------------------------------------
shall relocate to the Birmingham, Alabama area no later than September 1, 2000. The Company shall reimburse certain relocation expenses including payment of real estate commissions on the sale and purchase of his existing and any new residence incurred by Executive in relocating to the Birmingham, Alabama area pursuant to the terms and conditions of the Company's policies therefore and on terms at least as favorable as those provided to the Company's executives generally. Until such time that the Executive relocates to the Birmingham, Alabama area, or until September 1, 2000, whichever is earlier, the Company will pay the Executive $2,000 per month for temporary living accommodations in the Birmingham, Alabama area. In addition, the provisions of the second bulleted paragraph of that certain letter to you from Phil Oakes, dated July 9, 1998 shall continue to apply.

          (j)  Executive Severance Plan.  The Executive shall be eligible for
               ------------------------
and participate in the Company's Executive Severance Plan, or any successor plan, for the Employment Period.

          (k)  Miscellaneous Fringe Benefits.  During the Employment Period, the
               -----------------------------
Company shall pay the Executive an amount equal to the monthly dues incurred by the Executive for membership in a country club located in the greater Birmingham, Alabama area, which amount shall be paid in accordance with the Company's regular payroll practices for its senior executives, as in effect from time to time. Such amount shall be treated as additional current cash compensation to the Executive, and shall not be subject to increase over the initial amount thereof. In addition, the Company shall pay directly or, in the event the Executive pays, reimburse the Executive, for the initiation fee for membership in such country club. In the event the initiation fee includes an equity interest in such country club, the equity interest shall be owned by the Company.

          (l)  Tax Preparation Advice.  Executive shall be entitled to receive
               ----------------------
tax preparation and counseling advice on terms at least as favorable as those provided to the Company's executives generally.

     5.   Assignment of Inventions.  Executive agrees, without further
          ------------------------
consideration, that all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not patentable or subject to any copyright and/or trade secret laws, or whether or not reduced to practice, conceived or learned during employment, either alone or jointly with others (all of which will be collectively referred

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to hereinafter as "Inventions"), which result in any way or to any extent from the current or proposed business activities of the Company or from the use of the Company's time, premises or property are hereby assigned to, and constitute the exclusive property of, the Company. Executive understands that the obligations imposed by this Paragraph 5 apply without regard to whether an idea for an Invention occurs on the job, at home, or elsewhere, and agrees to disclose all Inventions promptly and completely to the Company. Executive agrees to assist, during and after employment, without charge, but at the Company's expense, in the preparation, execution and delivery of any documents which may be necessary or desirable in the Company's opinion to perfect the right, title and interest of the Company to any Inventions, and to assist in any proceedings which may be necessary or desirable in the Company's opinion to perfect the Company's right and title to and interest in any Invention. Executive further agrees to disclose immediately to the Company every Invention that Executive may make or conceive, either alone or jointly with others, within one year after termination of employment for any reason with the Company, if and to the extent the Invention results from any work for the Company, any use of the Company's premises or property, or any use of the Company's Confidential Information (as hereinafter defined in Paragraph 7).

     6.   Return of the Company's Property.  Executive agrees that all
          --------------------------------
memoranda, notes, records, drawings, forms, computer software or listings, business records, manuals, and any and all other documents, materials or tangible objects made, prepared or created by Executive during the period and/or within the scope of employment, or made available to Executive by the Company during employment, shall be delivered to the Company upon termination of employment, or at any other time upon the Company's request; provided, however that personal items such as Rolodexes and correspondence and other items of a personal nature shall be excluded from this provision.

     7.   Non-disclosure.  Executive recognizes that his position with the
          --------------
Company is one of trust and confidence, and, by reason of such employment, Executive will or may have or has had access to confidential and proprietary business and/or technical information. Such confidential and proprietary business or technical information includes, for example, but without limitation, trade secrets, processes, formulae, data, algorithms, source code, object code, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors of which the Company has taken reasonable steps to protect the confidentiality thereof (all of which is collectively referred to in this Agreement as "Confidential Information"). Executive agrees to use his best efforts to protect this Confidential Information, and shall not, either during or anytime after employment, directly or indirectly, use for his benefit or for the benefit of another, or disclose to any third party, person, firm, or corporation, any Confidential Information without the Company's prior written consent unless such

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Confidential Information (other than by reason of Executive's breach of this
Paragraph 7) has been previously disclosed to the public, is in the public domain, or is otherwise generally known or available in the Company's industry.

     8.   Non-solicitation of Employees.  During employment and for twenty-four
          -----------------------------
(24) months after either a voluntary or involuntary termination of employment, Executive agrees that he will not directly, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise or in any other capacity (i) solicit for employment any employee of the Company, or (ii) attempt to induce or influence any person to leave the Company's employment.

     9.   Arbitration.  Any claim or controversy between the parties to this
          -----------
Agreement which arises out of or relates to this Agreement, the business of the Company, Executive's employment with the Company, or any other relationship between Executive and the Company, including, but not limited to, any claim that the Executive has been discriminated against in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 or any other federal or state law, including, without limitation, any state or federal common law, shall be resolved exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect on the Effective Date of this Agreement, and judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except that neither the Company nor Executive may compel arbitration over disputes or controversies arising out of an alleged breach by Executive of those covenants of non-disclosure and non-solicitation contained in Paragraphs 7 and 8 above. In deciding any claim or controversy between the parties and rendering an award, the arbitrator or arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Alabama. Any arbitration proceedings shall be held in Birmingham, Alabama, or in such other place as may be selected by mutual agreement of the parties. All costs of the arbitration, including, without limitation, all fees paid to the arbitrator or arbitrators, shall be paid by the Company. The arbitrator(s) shall have the authority to award any relief available in law or equity, pursuant to the underlying legal claim or claims, as would be available to Executive had he brought suit in court.

     10.  Reasonableness Acknowledgment.  The parties have carefully read this
          -----------------------------
Agreement and have given and do now give careful consideration to the restraints imposed by this Agreement and are in full accord as to their necessity for the reasonable

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and proper protection of the Company's business. Executive agrees and declares that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area. Irrespective of the manner of any employment termination, the restraints imposed by this Agreement shall be operative during their full time periods. Executive further acknowledges that he has been given an opportunity to thoroughly read and review this Agreement.

     11.  Termination of Employment
          -------------------------

          (a)  Termination of Employment Period.  Unless the parties mutually
               --------------------------------
agree to extend the term of this Agreement, the Employment Period shall end upon the earliest to occur of (i) a termination of the Executive's employment on account of the Executive's death or Disability, (ii) a Termination for Cause,
(iii) a Termination Without Cause, (iv) a Resignation by Executive for Good Reason, (v) a Resignation by Executive other than for Good Reason, or (vi) the fifth anniversary of the Effective Date.

          (b)  Benefits Payable Upon Termination for Cause or Resignation Other
               ----------------------------------------------------------------
than for Good Reason.  In the event of the Company's Termination for Cause or a
--------------------
Resignation by the Executive other than for Good Reason, the Company shall pay to the Executive in cash in a single lump sum as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period the aggregate of the Earned Salary and all accrued vacation of Executive through the end of the Employment Period. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued except as otherwise expressly modified by this Agreement. The Company shall have no further obligations to Executive.

          (c)  Benefits Payable Upon Death or Disability of Executive.
               ------------------------------------------------------

               (i) Upon the Termination of this Agreement as a result of the Executive's death or Disability preventing further employment, the Company shall pay to Executive or, in the event of Executive's death, to the Executive's named Beneficiary or the estate of Executive, in a single lump sum cash payment as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period, the aggregate of (A) Executive's Earned Salary and any other amounts of compensation, including, but not limited to, bonuses earned but unpaid for prior years and all accrued vacation of Executive through the date of Termination; (B) Executive's Base Salary for the twelve (12) month period immediately following such date of Termination; and (C) an amount equal to the pro rata portion of the target bonus for which the Executive would have been eligible with respect to the period between the first day of the fiscal year in

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which the death or Disability occurs and the last day of the period specified in subparagraph (B) above (regardless of whether such target bonus has been achieved or whether conditions of such target bonus are actually fulfilled). In addition, the Executive, or the estate of the Executive, shall be 100% vested with respect to all restricted stock and stock options held by the Executive. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued except as otherwise expressly modified by this Agreement.

               (ii) Whenever compensation is payable to the Executive hereunder during a period in which he has a Disability preventing employment, and such Disability preventing employment would (except for the provisions hereof) entitle the Executive to Disability income or salary continuation payments from the Company according to the terms of any plan or program maintained or established by the Company during the Employment Term, the Disability income or salary continuation paid to the Executive pursuant to any such plan or program shall be considered a portion of the payment to be made to the Executive pursuant to this Paragraph and shall not be in addition hereto. If Disability income is payable directly to the Executive by a third party under the terms of a policy paid for by the Company, the amounts paid to the Executive by such third party shall be considered a portion of the payment to be made to the Executive pursuant to this Paragraph and shall not be in addition hereto.

          (d)  Benefits Payable Upon Termination Without Cause. If the Company
               -----------------------------------------------
effectuates a Termination Without Cause, then the Company shall pay to the Executive in a single lump sum cash payment as soon as practicable, but in no event more than thirty (30) days after such Termination Without Cause, the greater of (i) the amount that would be received if the Company continued to pay the Executive's then Base Salary and bonus (assuming each annual bonus would have been equal to his target bonus for the year of termination) until the third anniversary of the date of Termination or (ii) that amount, if any, payable to Executive pursuant to the terms and conditions of the Company's Executive Severance Plan. It is understood and agreed that the foregoing means that the Executive shall not be eligible to receive both the lump sum payment referred to herein and severance benefits under the Company's Executive Severance Plan or other severance policies upon a Termination Without Cause. In addition to the payment described in the first sentence of this Paragraph 11(d), the Company shall pay to the Executive his Earned Salary and any other amounts of compensation, including, but not limited to, bonuses earned but unpaid for prior years and all accrued vacation of Executive through the date of Termination Without Cause. The Company shall continue at its own expense the benefits described in Paragraph 4(f) to Executive and/or Executive's family until the later of third anniversary of the date of Termination and, if applicable, the

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date the benefit continuation provided for under the Executive Severance Plan terminates; provided, however, that the Executive's participation in the
            --------  -------
Company's welfare benefit plans shall cease on any earlier date that the Executive becomes eligible for comparable welfare benefits from a subsequent employer. In the event that the Company is prevented by law or by the terms of any insurance policy from including the Executive in an employee benefit plan or program, the Company shall pay the Executive the cost of obtaining comparable or alternative or individual coverage elsewhere, provided such costs shall be limited to 150% of the costs of coverage under the Company's plan for comparable coverage.

          (e)  Benefits Payable Upon Resignation for Good Reason. If the
               -------------------------------------------------
Executive effectuates a Resignation for Good Reason within two years from the Effective Date, then the Company (i) shall pay to the Executive in a single lump sum cash payment as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period, the Executive's Earned Salary and all accrued vacation of Executive through the date of Termination and (ii) shall continue to pay to the Executive, in accordance with the Company's normal payroll practices, (x) the Executive's Base Salary for the thirty-six (36) month period immediately following such date of Termination and (y) bonuses (at the time such bonuses are otherwise payable but assuming each annual bonus would have been equal to his target bonus for the year of termination) with respect to such thirty-six (36) month period; provided, however, in the event of the Executive's Resignation for Good Reason following a Change of Control, the Executive shall be entitled to receive the amounts set forth in clause (ii) above in a single lump sum cash payment within thirty days following the date of Termination; and provided, further, that in such case the Executive will be entitled to the higher of the amount determined under clause (ii) above and that amount, if any, payable to Executive pursuant to the terms and conditions of the Company's Executive Severance Plan. It is understood and agreed that the foregoing means that the Executive shall not be eligible to receive both the lump sum payment referred to herein and severance benefits under the Company's Executive Severance Plan or other severance policies upon a Resignation for Good Reason.

          (f)  Nonrenewal of Agreement. If the Company does not extend or
               -----------------------
further extend the term of this Agreement for any reason, the Company shall pay to Executive in accordance with the Company's normal payroll practices amounts equal to the aggregate of (i) Executive's Base Salary for a minimum period of six (6) months immediately following the end of the Employment Period and (ii) bonuses with respect to the period of payment of Base Salary under clause (i) above following such a nonrenewal (assuming each annual bonus would have been equal to his target bonus for the last year of the Employment Period).

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          (g)  Definitions. For purposes of this Agreement, the following
               -----------
capitalized terms are defined as follows:

     "Change in Control" shall have the meaning set forth in the Company's Executive Severance Plan.

     "Disability" shall be deemed the reason for the termination of the Executive's employment, if, as a result of the Executive's incapacity, due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six
(6) consecutive months, the Company shall have given the Executive a notice of termination for Disability, and, within thirty (30) days after such notice is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

     "Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends pursuant to Paragraph 11(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Good Reason" means, prior to a Change in Control, without Executive's written consent: (i) any reduction in Executive's Base Salary, target bonus or the number of paid vacation days (other than as part of a general reduction in any such amounts for executives generally); (ii) any material reduction in the perquisites and other benefits to Executive (other than as part of a general reduction in such amounts for executives generally); (iii) assignment of duties materially inconsistent with Executive's position with the Company, or any material adverse change in Executive's authority, responsibilities, title or position with the Company; (iv) the breach by the Company of a material provision of this Agreement; or (v) the Company's failure to obtain an assignment of this Agreement to a successor under Paragraph 12 hereof.

     "Good Reason", following a Change in Control, shall have the meaning set forth in the Company's Executive Severance Plan.

     "Resignation" means a termination of the Executive's employment by the Executive. Executive must give at least thirty (30) days prior written notice to the Company of his resignation.

     "Termination for Cause" means, prior to a Change in Control, any termination of the Executive's employment by the Company in the good faith judgment of the Company

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due to (i) the Executive's conviction of any felony or (ii) the Executive's (A)
failure to perform the duties assigned to him by the Board or the Chief Executive Officer of the Company or failure to carry out any directive of the Board or the Chief Executive Officer of the Company (other than by reason of death, illness or incapacity or following Resignation with Good Reason), (B) failure to conduct himself in an ethical manner, (C) conviction of any misdemeanor involving fraud or dishonesty or material breach of any provision of this Agreement either of which has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries, or (D) willful fraud or wilful misappropriation of funds or property of the Company; provided that, with respect to the events described in clauses (ii)(A) and (B)
--------
above, the Company had delivered to Executive, within thirty (30) days of such failure, written notice describing in detail the failure and the Executive has not cured such failure within thirty (30) days thereafter.

     "Termination for Cause" means, following a Change in Control, any termination of the Executive's employment by the Company which would constitute an effective "termination for Substantial Cause" of the Executive under the Company's Executive Severance Plan.

     "Termination Without Cause" means any termination of the Executive's employment by the Company other than a Termination for Cause. Neither the Executive's death nor Disability shall give rise to a Termination Without Cause.

     "Vested Benefits" means amounts which are vested or which the Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by the Executive of further services or the resolution of a contingency.

          (h)  Full Discharge of the Company's Obligations. The amounts payable
               -------------------------------------------
to the Executive pursuant to this Paragraph 11 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Company and its subsidiaries.

                                       11
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     12.  Survival and Assignment. Executive understands that certain of the
          -----------------------
covenants and obligations imposed by this Agreement shall survive the termination of Executive's employment with the Company regardless of the manner of any employment termination. The parties acknowledge and understand that the privileges, benefits and obligations of this Agreement shall inure to the benefit of and be binding on the Executive's heirs and legal representatives, and are intended to inure to the benefit of all corporate affiliates, subsidiaries, successors and assigns of the Company.

     13.  Beneficiary. If Executive dies prior to receiving all of the amounts
          -----------
payable to him in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries (each, a "Beneficiary") designated by Executive in writing to the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

     14.  Waiver. Executive agrees that any failure on the part of the Company
          ------
to demand rigid adherence to one or more of the provisions of this Agreement, on one or more occasions, shall not be construed as a waiver, estoppel, or release, nor shall any such failure ever deprive the Company of the right to insist upon strict compliance.

     15.  Severability. If for any reason any paragraph, section, portion or
          ------------
provision of this Agreement shall be held by a court or other tribunal to be invalid or unenforceable, it is agreed by both parties that such a holding shall not affect the enforceability of any other paragraph, section, portion or provision of this Agreement. The parties further agree that a court may modify any provision of this Agreement rather than hold the provision invalid or unenforceable to effectuate the provision's intent to the fullest extent possible.

     16.  Attorney's Fees.  The Company shall pay to the law firm of Bleakley
          ---------------
Platt & Schmidt, LLP, Greenwich, Connecticut, all reasonable attorney's fees and expenses up to $10,000 incurred by the Executive in connection with its representation of the Executive in the preparation and negotiation of this Agreement. If any party to this Agreement breaches or violates any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorney's fees, incurred by that party in enforcing the terms of this Agreement.

     17.  Indemnification. The Company will indemnify the Executive in
          ---------------
accordance with the Company's by-laws, and the Executive shall be entitled to the protection

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of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers.

     18.  Governing Law. The parties acknowledge and agree that the principal
          -------------
place of business of the Company is located in the State of Alabama, and that this Agreement shall be considered to have been made in Alabama, and the laws applicable in the State of Alabama shall govern this Agreement without regard to the place of Executive's execution of the Agreement or performance.

     19.  Notices. All notices and other communications required or permitted
          -------
hereunder or necessary or convenient herewith shall be in writing and shall be deemed given only when received. Unless changed by a written notification, the addresses for the parties are as follows:

     If to the Company:
     -----------------

     Birmingham Steel Corporation
     1000 Urban Center Drive, Suite 300
     Birmingham, Alabama 35242
     Attention: Chief Executive Officer

     With a Copy to:

     Williams Shanks, Jr.
     Balch & Bingham
     1901 Sixth Avenue North, Suite 2600
     Birmingham, Alabama 35203

     If to the Executive:
     -------------------

     Kevin E. Walsh
     64 Governors Lane
     Princeton, New Jersey 08540-3671

     With a Copy to:

     John J. Ferguson, Esq.
     Bleakley Platt & Schmidt, LLP
     66 Field Point Road
     Greenwich, CT 06830

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

     20.  Entire Agreement. This Agreement supersedes all prior Agreements and
          ----------------
understandings between the parties with respect to the matters covered herein, and may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in a writing, signed by an authorized officer or representative of the party against whom the same is sought to be enforced.

     21.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original and all of which together will constitute one and the same instrument.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be executed, both intending to be fully and legally bound.


                              NOTICE TO EXECUTIVE
                              -------------------

This Agreement affects important rights. Do not sign this Agreement unless you have read it carefully, and are satisfied that you understand it completely.

                                        EXECUTIVE:



                                        BIRMINGHAM STEEL CORPORATION



                                        By:
                                        Its:

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